            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                JANUARY 26, 1998


                           1940 ACT FILE NO. 811-4975


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2

                             REGISTRATION STATEMENT

         UNDER THE INVESTMENT COMPANY ACT OF 1940             |X|

                  Amendment No. 11                            |X|




                          MFS MULTIMARKET INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000

                                Stephen E. Cavan
                              Secretary and Clerk
                          MFS Multimarket Income Trust
                  c/o Massachusetts Financial Services Company
                              500 Boylston Street
                          Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)

                                     PART C
                               OTHER INFORMATION



Item 24. Financial Statements and Exhibits:

                     1.    Exhibits:

                           (a)(1)   --  Declaration of Trust, dated
                                        January 9, 1987; filed herewith.

                           (a)(2)   --  Amendment to Declaration of Trust,
                                        dated January 30, 1987; filed herewith.

                           (a)(3)   --  Amendment to Declaration of Trust,
                                        dated April 19, 1989; filed herewith.

                           (b)(1)   --  Amended and Restated By-Laws dated
                                        December 21, 1994 (previously  filed as
                                        Exhibit (2)(b)(3) to Amendment No. 9 to
                                        the Registration Statement on Form N-2
                                        filed with the SEC on February 28, 1995
                                        ("Amendment No. 9")); incorporated
                                        herein by reference.

                           (c)      --  Inapplicable.

                           (d)      --  Specimen certificate for Shares of
                                        Beneficial Interest, without par value;
                                        filed herewith.

                           (e)      --  The section "Dividend Reinvestment
                                        and Cash  Purchase  Plan" on page 3 of
                                        the Registrant's Annual  Report  to its
                                        Shareholders, for its fiscal year ended
                                        October 31, 1997; incorporated herein by reference.

                           (f)      --  Inapplicable.

                           (g)(1)   --  Investment Advisory Agreement,
                                        dated February 25, 1987; filed herewith.

                           (g)(2) Administrative Services Agreement, dated March 1, 1997, between Massachusetts Financial Services Company and the Registrant; filed herewith.

                           (h)      --  Omitted pursuant to General
                                        Instruction G.3. to Form N-2.

                           (i)      --  Retirement Plan for Non-Interested
                                        Person Trustees, dated January 1, 1991;
                                        filed herewith.

                           (j)(1)   --  Custodian Agreement dated February
                                        25, 1987; filed herewith.

                           (j)(2)   --  Amendment to Custodian Agreement
                                        dated October 1, 1989; filed herewith.

                           (j)(3)   --  Amendment to Custodian Agreement
                                        dated February 29, 1988; filed herewith.

                           (j)(4)   --  Amendment to Custodian Agreement
                                        dated December 28, 1990; filed herewith.

                           (j)(5)   --  Amendment to the Custodian
                                        contract, dated September 17, 1991;
                                        filed herewith.

                           (k)(1)   --  Registrar, Transfer Agency and
                                        Service Agreement, dated August 15, 1994
                                        (previously filed as Exhibit (2)(k)(2)
                                        to Amendment No. 9 ("Amendment No. 9"));
                                        incorporated herein by reference.

                           (k)(2)   --  Credit Agreement dated as of
                                        November 10, 1992 between Registrant
                                        and Chase Manhattan Bank, N.A.; filed
                                        herewith.

                           (l)      --  Omitted pursuant to General
                                        Instruction G.3 to Form N-2.

                           (m)      --  Inapplicable.

                           (n)      --  Omitted pursuant to General
                                        Instruction G.3 to Form N-2.

                           (o)      --  Omitted pursuant to General
                                        Instructions G.3 to Form N-2.

                           (p)      --  Form of Purchase Agreement; filed
                                        herewith.

                           (q)      --  Inapplicable.

                           (r)      --  Inapplicable.

                           Power of  Attorney,  dated  August 11,  1994
                           (previously filed with Amendment No. 9);
                           incorporated  herein by reference.

                                    SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 22nd day of January, 1998.

                                        MFS MULTIMARKET INCOME TRUST



                                        By:    JAMES R. BORDEWICK, JR.
                                        Name:  James R. Bordewick, Jr.
                                        Title: Assistant Secretary


             SIGNATURE                              TITLE


A. KEITH BRODKIN*                       Chairman, President (Principal
A. Keith Brodkin                         Executive Officer) and Trustee


W. THOMAS LONDON*                       Treasurer (Principal Financial Officer
W. Thomas London                         and Principal Accounting Officer)


RICHARD B. BAILEY*                      Trustee
Richard B. Bailey


MARSHALL N. COHAN*                      Trustee
Marshall N. Cohan


LAWRENCE H. COHN, M.D.*                 Trustee
Lawrence H. Cohn, M.D.

SIR J. DAVID GIBBONS*                   Trustee
Sir J. David Gibbons


ABBY M. O'NEILL*                        Trustee
Abby M. O'Neill


WALTER E. ROBB, III*                    Trustee
Walter E. Robb, III


ARNOLD D. SCOTT*                        Trustee
Arnold D. Scott


JEFFREY L. SHAMES*                      Trustee
Jeffrey L. Shames


J. DALE SHERRATT*                       Trustee
J. Dale Sherratt


WARD SMITH*                             Trustee
Ward Smith


                                        *By:       JAMES R. BORDEWICK, JR.
                                        Name:      James R. Bordewick, Jr.
                                                     as Attorney-in-fact

                                        Executed by James R. Bordewick, Jr.,
                                        on behalf of those indicated pursuant to a Power of Attorney dated
                                        August 11, 1994; previously filed with
                                        Amendment No. 9; incorporated
                                        herein by reference.

                               INDEX TO EXHIBITS



Exhibit No.                    Description of Exhibit

 (a)(1)             Declaration of Trust, dated January 9, 1987.

 (a)(2)             Amendment to Declaration of Trust, dated January 30, 1987.

 (a)(3)             Amendment to Declaration of Trust, dated April 24, 1989.

 (d) Specimen certificate for Shares of Beneficial Interest, without par value.

 (g)(1)             Investment Advisory Agreement, dated February 25, 1987.

 (g)(2) Administrative Services Agreement, dated March 1, 1997, between Massachusetts Financial Services Company and the Registrant.

 (i)                Retirement Plan for Non-Interested Person Trustees, dated
                    January 1, 1991.

 (j)(1)             Custodian Agreement dated February 25, 1987.

 (j)(2)             Amendment to Custodian Agreement dated October 1, 1989.

 (j)(3)             Amendment to Custodian Agreement dated February 29, 1988.

 (j)(4)             Amendment to Custodian Agreement dated December 28, 1990.

 (j)(5)             Amendment to the Custodian contract, dated September 17,
                    1991.

                               INDEX TO EXHIBITS



Exhibit No.                    Description of Exhibit

 (k)(2) Credit Agreement dated as of November 10, 1992 between Registrant and Chase Manhattan Bank, N.A.

 (p)                Form of Purchase Agreement.